Exhibit 99.1

SMRH Comments of August 17, 2014

Vestis Retail Group Completes Tender Offer for All Outstanding Shares of Sport Chalet Stock

MERIDEN, CT and LA CAÑADA, CA—August 18, 2014—Vestis Retail Group, LLC (“Vestis”) today announced the successful completion of the cash tender offer (the “Offer”) by it and its wholly owned subsidiary, Everest Merger Sub, Inc. (“Merger Sub”), for all outstanding Class A and Class B shares (the “Shares”) of Sport Chalet, Inc. (NASDAQ: SPCHA, SPCHB) at a price of $1.20 per Share, net to the seller in cash (less any required withholding taxes and without interest). Computershare Trust Company, N.A., the depositary for the Offer, has advised Vestis that, as of 12:00 midnight, New York City time, at the end of August 15, 2014 (the “Expiration Date”), approximately 4,178,979 Class A shares and 1,455,923 Class B shares had been validly tendered and not withdrawn in the Offer. Such tendered Shares, when combined with the Shares that Vestis has separately agreed to purchase from Sport Chalet’s founding family members immediately after consummation of the Offer (the “Family Shares”), represent approximately 94.7% of the outstanding Class A shares and 89.0% of the outstanding Class B shares. In addition, 26,312 Class A shares and 27,192 Class B shares were tendered through Notices of Guaranteed Delivery that had not been delivered in settlement or satisfaction of such guarantee, representing approximately 0.2% of the outstanding Class A shares and 1.5% of the outstanding Class B shares). Vestis has accepted for payment all Shares validly tendered and not withdrawn (other than Shares tendered through Notices of Guaranteed Delivery that had not been delivered in settlement or satisfaction of such guarantee prior to such acceptance) and will promptly pay for such Shares.

Merger Sub will acquire all of the remaining outstanding Shares by means of a “short form” merger under Delaware law promptly following the purchase of Shares in the Offer and the purchase of the Family Shares immediately after consummation of the Offer. As a result of the purchase of Shares in the Offer and the purchase of the Family Shares, Merger Sub has sufficient voting power to approve the merger without the affirmative vote of any other Sport Chalet stockholder. In order to accomplish the merger as a “short form” merger, Merger Sub currently intends to exercise its “top-up” option pursuant to the previously announced merger agreement between Vestis, Merger Sub and Sport Chalet, which permits Merger Sub to purchase additional Shares directly from Sport Chalet for $1.20 per Share (the same purchase price paid in the Offer). Based on the number of Class B shares validly tendered (excluding Class B shares tendered through Notices of Guaranteed Delivery that had not been delivered in settlement or satisfaction of such guarantee prior to acceptance of Shares in the Offer) and the Family Shares, which collectively represent approximately 89.0% of the outstanding Class B shares, Vestis expects to exercise the top-up option for approximately 173,500 Class B shares to enable it to accomplish the short-form merger. Following the merger, Sport Chalet will become a wholly owned subsidiary of Vestis, and each Share (including Shares tendered through Notices of Guaranteed Delivery that had not been delivered in settlement or satisfaction of such guarantee prior to acceptance of Shares in the Offer) will be cancelled and converted into the right to receive the same $1.20 per Share consideration, without interest, received by stockholders who validly tendered their Shares in the Offer prior to the Expiration Date (subject to exercise of appraisal rights).

About Sport Chalet

Sport Chalet (Nasdaq: SPCHA, SPCHB) is a premier, full service specialty sporting goods retailer featuring the industry’s top sports brands in apparel, footwear, and sports equipment. Founded in 1959 by Norbert Olberz, the company has 50 stores in Arizona, California, Nevada and Utah; an online store at www.sportchalet.com; and a Team Sales division; and offers more than 50 specialty services for the sports enthusiast, including online same day delivery, climbing, backcountry skiing, ski mountaineering, avalanche education, and mountain trekking instruction, car rack installation, snowboard and ski rental and repair, Scuba training and certification, Scuba boat charters, gait analysis, baseball/softball glove steaming and lacing, racquet stringing, and bicycle tune-up and repair at its store locations. For more information, visit Sport Chalet at www.sportchalet.com.

About Vestis Retail Group

Based in Connecticut, Vestis Retail Group, LLC was formed by Versa Capital Management, LLC and encompasses Bob’s Stores (Bob’s) and Eastern Mountain Sports (EMS). Bob’s is a 60-year-old, award-winning Northeastern retailer of value-oriented footwear, apparel and work wear. EMS is the second largest U.S. multi-channel retailer of human-powered outdoor sports apparel and equipment with stores in the Northeastern and Mid-Atlantic states. More information is available at www.bobstores.com and www.ems.com.

About Versa Capital Management

Based in Philadelphia, PA, Versa Capital Management, LLC is a private equity investment firm with more than $1.4 billion of assets under management focused on control investments in special situations involving middle market companies where value and performance growth can be achieved through enhanced operational and financial management. Versa’s portfolio includes retailers Avenue Stores, EMS and Bob’s Stores; restaurants such as Black Angus Steakhouses; community newspapers under Civitas Media; and manufacturers that service a variety of industries. More information can be found at www.versa.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. These forward-looking statements involve significant risks and uncertainties, including those discussed below and others that can be found in Sport Chalet’s Form 10-K for the year ended March 30, 2014, and in any subsequent periodic reports from Sport Chalet on Form 10-Q and Form 8-K. Vestis and Sport Chalet are providing this information as of the date of this news release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. Forward-looking statements can be identified by the use of words such as “will,” “could,” “should,” “may,” “anticipate,” “expect,” “intend,” “estimate,” “believe,” “project,” “plan,” “potential,” “continue,” or other similar expressions.

Forward-looking statements include, without limitation, statements regarding business combinations and similar transactions, prospective performance and opportunities, and the outlook for Vestis’s and Sport Chalet’s businesses, performance and opportunities; the expected timing of the completion of the transactions contemplated by the Merger Agreement; the ability to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties regarding the two companies’ ability to integrate successfully; uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of Sport Chalet’s stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the failure of Sport Chalet’s stockholders to approve the Merger; the failure to complete the Offer or the Merger in the timeframe expected by the parties or at all; the possibility that various closing conditions for the transactions may not be satisfied or waived; Sport Chalet’s ability to maintain relationships with employees, customers, or suppliers; the negative effect of the economic downturn and the lack of winter weather on the Sport Chalet’s sales; limitations on borrowing under Sport Chalet’s credit facilities; Sport Chalet’s ability to control operating expenses and costs; the competitive environment of the sporting goods industry in general and in Sport Chalet’s specific market areas; the challenge of maintaining Sport Chalet’s competitive position; Sport Chalet’s ability to maintain the growth of its Team Sales Division and online business; Sport Chalet’s ability to regain or subsequently maintain compliance with the requirements for continued listing of its common stock; and changes in costs of goods and services. These and other risks are more fully described in Sport Chalet’s filings with the SEC.

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Information Agent:

Georgeson Inc.

(866) 856-6388

Sport Chalet Contact:

Steve Teng

investorrelations@sportchalet.com

818.949.5300 ext. 728

Versa and Vestis Contacts:

Chuck Dohrenwend, 212.371.5999, cod@abmac.com

Rivian Bell, 213.630.6550, rlb@abmac.com

Abernathy MacGregor